UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 1, 2020

Fiserv, Inc.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
255 Fiserv Drive, Brookfield, Wisconsin 53045
(Address of Principal Executive Offices, Including Zip Code)
(262) 879-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FISV	The NASDAQ Stock Market LLC
0.375% Senior Notes due 2023	FISV23	The NASDAQ Stock Market LLC
1.125% Senior Notes due 2027	FISV27	The NASDAQ Stock Market LLC
1.625% Senior Notes due 2030	FISV30	The NASDAQ Stock Market LLC
2.250% Senior Notes due 2025	FISV25	The NASDAQ Stock Market LLC
3.000% Senior Notes due 2031	FISV31	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

Segment Realignment

Effective for the quarter ending March 31, 2020, Fiserv, Inc. (the "Company") is realigning its reportable segments to correspond with changes to its operating model to reflect its new management structure and organizational responsibilities (the "Segment Realignment") following the acquisition of First Data Corporation ("First Data"). As further described below under Item 8.01 of this Current Report on Form 8-K, the Company's three new reportable segments are: Merchant Acceptance, Financial Technology, and Payments and Network.

Supplemental Financial Information

The Company is providing updated information in the schedules included in Exhibit 99.1 to recalculate certain non-GAAP measures of the Company's historical financial performance under the new segment reporting structure for each of the quarters in 2018 and 2019 as well as the full year 2018 and 2019. The schedules have been prepared by making certain adjustments to the underlying composition of the Company's and First Data's historical financial information. The adjustments are discussed in the notes to the schedules.

Item 8.01.	Other Events.

The Company's new reportable segments are as follows:

Merchant Acceptance ("Acceptance")
The businesses in the Acceptance segment provide a wide range of products and services to merchants around the world, including point-of-sale ("POS") merchant acquiring and e-commerce services, mobile payment services, security and fraud protection products, and the Company's cloud-based Clover® POS platform, which includes a marketplace for proprietary and third-party business applications. The products and services in the global Acceptance businesses are distributed through a variety of channels, including through direct sales teams, strategic partnerships with indirect non-bank sales forces, independent software vendors, and bank and non-bank partners in the form of joint venture alliances, revenue sharing alliances, and referral agreements. Many merchants, financial institutions and distribution partners within the Acceptance segment are also customers of the Company's other segments.

Financial Technology ("Fintech")
The businesses in the Fintech segment provide financial institutions around the world with the technology solutions they need to run their operations, including an institution's general ledger and central information files and products and services that enable financial institutions to process customer deposit and loan accounts. As a complement to the core account processing functionality, the businesses in the global Fintech segment also provide digital banking, financial and risk management, cash management, professional services and consulting, item processing and source capture, and other products and services that support numerous types of financial transactions. In addition, some of the businesses in the Fintech segment provide products or services to corporate clients to facilitate the management of financial processes and transactions. Many of the products and services offered in the Fintech segment are integrated with solutions from the Company's other segments.

Payments and Network ("Payments")
The businesses in the Payments segment provide financial institutions and corporate clients around the world with the products and services required to process digital payment transactions. This includes card transactions such as debit, credit and prepaid card processing and services, a range of network services, security and fraud protection products, card production and print services. In addition, the Payments segment businesses offer non-card digital payment software and services, including bill payment, account-to-account transfers, person-to-person payments, electronic billing, and security and fraud protection products. Clients of the global Payments segment businesses reflect a wide range of industries, including merchants, distribution partners and financial institution customers in the Company's other segments.

Corporate and Other ("Corporate and Other")
Corporate and Other supports the reporting segments above, and consists of amortization of acquisition-related intangible assets, unallocated corporate expenses and other activities that are not considered when management evaluates segment performance, such as gains on sales of businesses, costs associated with acquisition and divestiture activity, and the Company's Output Solutions postage reimbursements. Corporate and Other also includes the historical results of the Company's Investment

Services business, of which the Company sold a 60% controlling interest in February 2020, as well as certain transition services revenue associated with various dispositions.

The Company will begin reporting its financial results based on the Segment Realignment with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2020, with prior periods adjusted accordingly.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Supplemental segment financial information (furnished pursuant to Item 2.02 of this Current Report on Form 8-K)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date:	April 1, 2020	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer and Treasurer